Exhibit 99.2

Saba Appoints Elaine Kitagawa Chief Financial Officer

20 Year Seasoned Executive to Manage Company’ Growth Initiatives

Redwood Shores, CA, January 5, 2012 – Saba (NASDAQ:SABA), the premier People Cloud provider, today announced the appointment of Elaine Kitagawa to Chief Financial Officer, effective as of January 7, 2012. Ms. Kitagawa will assume responsibility for global finance and operations and report to Saba’s Founder and CEO, Bobby Yazdani.

“Elaine has an impressive track record in financial operations and leadership for fast growing global technology companies,” said Bobby Yazdani. “We welcome her strong experience in growing and scaling operations as we undergo significant growth with our cloud business and continue to transform the world of work.”

Ms. Kitagawa joins Saba from Gaia Interactive. In her roles as Chief Operating Office and Chief Financial Officer, she enabled the company to mature and operate efficiently from an early-stage to late-stage venture-backed company by building operations from the ground up. Prior to Gaia, Ms. Kitagawa served 9 years at Ariba in various executive roles including CFO of Ariba EMEA and VP of Corporate Finance and Investor Relations. As a key executive of the company, Ms. Kitagawa was an integral part of the company’s transformation from an on-premise software company to a business commerce solution provider. Prior to Ariba, Ms. Kitagawa held various financial and operational roles at Clarify, Inc., The Dialog Corporation, and 3Com. Ms. Kitagawa graduated Phi Beta Kappa with a Bachelor of Science degree from University of California, Berkeley, Haas School of Business. She is a certified public accountant in the state of California.

“Saba is positioned to play a pivotal role in the new world of work,” added Elaine Kitagawa, Chief Financial Officer of Saba. “I look forward to working with Bobby and team and joining one of the fastest growing public cloud companies in the industry.”

Supporting Resources:

•	Saba People Cloud Applications: www.saba.com

•	Follow the Saba blog: http://www.saba.com/blogs/

•	Follow Saba on Twitter: @SabaSoftware

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to significantly grow of our cloud business and continue to transform the world of work. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Readers should refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

About Saba

Saba (NASDAQ: SABA) enables organizations to build a transformative workplace that leverages the advent of social networking in business and the ubiquity of mobile to empower an organization’s most mission-critical assets – its people. The company provides a unified set of People Cloud Applications including learning management, talent management, enterprise social networking and real-time collaboration delivered through the Saba People Cloud. Saba solutions help organizations leverage their people networks to become more competitive through innovation, speed, agility, and trust.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791. SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

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Contact:	Aly Kline

Saba

PR Associate

(650)581-2593

akline@saba.com